Exhibit 4

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.001, of CoLucid Pharmaceuticals, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to this agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this joint filing agreement to be executed on their behalf this 26th day of February, 2016.

A.M. PAPPAS LIFE SCIENCE VENTURES III, LP

By:	AMP&A Management III, LLC General Partner

By:	/s/ Ford S. Worthy
	Name:	Ford S. Worthy
	Title:	Partner & Chief Financial Officer

PV III CEO FUND, LP

By:	AMP&A Management III, LLC General Partner

By:	/s/ Ford S. Worthy
	Name:	Ford S. Worthy
	Title:	Partner & Chief Financial Officer

AMP&A MANAGEMENT III, LLC

By:	/s/ Ford S. Worthy
	Name:	Ford S. Worthy
	Title:	Partner & Chief Financial Officer

PAPPAS CAPITAL, LLC

By:	/s/ Ford S. Worthy
	Name:	Ford S. Worthy
	Title:	Partner

ARTHUR M. PAPPAS

By:	/s/ Arthur M. Pappas
	Name:	Arthur M. Pappas